UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2015

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2015, WPCS International Incorporated (the “Company”) and Sebastian Giordano, the Company’s interim Chief Executive Officer, entered into an amendment (the “Amendment”) to the letter agreement between the Company and Mr. Giordano effective as of August 1, 2013, setting forth the terms of Mr. Giordano’s employment by the Company as its interim Chief Executive Officer (the “Agreement”). Under the terms of the Amendment, Mr. Giordano will receive a base salary of $180,000, effective as of January 1, 2015, and options to purchase 300,000 shares of the Company’s common stock, subject to performance-based vesting. The other terms of the Letter Agreement, filed as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2013, remain in full force and effect. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Letter Agreement, by and between WPCS International Incorporated and Sebastian Giordano, dated as of February 3, 2015.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: February 4, 2015	By:	/s/ Sebastian Giordano
	Name:	Sebastian Giordano
	Title:	Chief Executive Officer